SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K


                             Current Report Pursuant
                           to Section 13 or 15(d)of the
                          Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): March 2, 1998

                              PORTSMOUTH SQUARE, INC.
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               (Exact Name of Registrant as Specified in its Charter)

                                   CALIFORNIA
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                   (State or Other Jurisdiction of Incorporation)

             0-4057                               94-1674111
     ------------------------           --------------------------------
     (Commission File Number)           (IRS Employer Identification No.)


     2251 San Diego Avenue, Suite A-151, San Diego, California 92110-2926
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         (Address of Principal Executive Offices)              (Zip Code)


                                  (619) 298-7201
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                (Registrant's Telephone Number, Including Area Code)

Item 6. Resignation of Registrant's Directors.

      On March 2, 1998, Janice Braly-Nelsen resigned as a director of Registrant. Ms. Braly-Nelsen's resignation was the result of her desire to travel more during her retirement and was not the result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

     On March 5, 1998, John C. Love was appointed to the Board of Directors of Registrant to fill the vacancy caused by the resignation of Janice Braly-Nelsen. Mr. Love is an international hospitality and tourism consultant based in Orinda, California. He was formerly a partner in the national CPA and consulting firm of Pannel Kerr Forster. Mr. Love has extensive experience in hotel development, acquisition and management. He is Chairman Emeritus of Golden Gate University in San Francisco. Mr. Love also serves as an independent director of The InterGroup Corporation and has been appointed as a director of Registrant's parent company, Santa Fe Financial corporation.



Item 7. Financial Statements and Exhibits.

     No financial statements or exhibits are required as part of this report.






                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PORTSMOUTH SQUARE, INC.
                                             ------------------------------
                                                       (Registrant)


Date: March 6, 1998                        By  /s/ John V. Winfield
                                               ----------------------------
                                               John V. Winfield, President,
                                               Chairman of the Board and
                                               Chief Executive Officer